Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Clayton Williams Energy, Inc.:

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 2011 (December 13, 2011 as to the presentation of condensed consolidating financial information of guarantor subsidiaries discussed in Note 18) with respect to the consolidated balance sheets of Clayton Williams Energy, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2010, appearing in the Current Report on Form 8-K filed on December 13, 2011, and of our report dated February 28, 2011 related to the effectiveness of Clayton Williams Energy, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K as of December 31, 2010, and to the reference of our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ KPMG LLP
Dallas, Texas December 13, 2011